EXHIBIT 4.1
EXECUTION VERSION
SUPPLEMENTAL INDENTURE
     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 27, 2008, among Mobile Mini, Inc., a Delaware corporation (“Parent”), Mobile Mini of Ohio LLC, a Delaware limited liability company, Mobile Mini, LLC, a California limited liability company, Mobile Mini, LLC, a Delaware limited liability company, Mobile Mini I, Inc., an Arizona corporation, A Royal Wolf Portable Storage, Inc., a California corporation, Temporary Mobile Storage, Inc., a California corporation, Delivery Design Systems, Inc., an Arizona corporation, Mobile Mini Texas Limited Partnership, LLP, a Texas limited liability partnership (each a “New Guarantor” and collectively, the “New Guarantors”), Mobile Storage Group, Inc., a Delaware corporation (the “Company”), the Guarantors party to the Indenture (as defined below) (the “Existing Guarantors”) and Wells Fargo Bank, N.A., as Trustee.
W I T N E S S E T H:
     WHEREAS, the Company, Mobile Services Group, Inc., a Delaware corporation (“Mobile Services” and, together with the Company, the “Original Issuers”), the Existing Guarantors and the Trustee entered into an indenture (the “Indenture”), dated as of August 1, 2006, pursuant to which the Original Issuers issued $200,000,000 in principal amount of 9 3/4% Senior Notes due 2014 (the “Notes”);
     WHEREAS, on the date hereof, pursuant to that certain Agreement and Plan of Merger, dated as of February 22, 2008 (the “Merger Agreement”), among Parent, Cactus Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent, MSG WC Holdings Corp., a Delaware corporation, and Welsh, Carson, Anderson & Stowe X, L.P., a Delaware limited partnership, the Merger and Subsequent Mergers (each as defined in the Merger Agreement) were consummated (collectively, the “Reorganization Transactions”);
     WHEREAS, as a result of the Reorganization Transactions, Mobile Services was merged with and into Parent, and the separate corporate existence of Mobile Services ceased, and Parent continued as the surviving corporation under the laws of the State of Delaware;
     WHEREAS, Sections 5.1 and 5.2 of the Indenture require that as a result of the Reorganization Transactions, Parent execute and deliver to the Trustee this Supplemental Indenture pursuant to which Parent shall become a party to the Indenture and an “Issuer” for all purposes under the Notes, the Indenture and the Registration Rights Agreement and liable for all obligations of an “Issuer” thereunder;
     WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances new Restricted Subsidiaries are required to execute and deliver to the Trustee a supplemental indenture pursuant to which such new Restricted Subsidiary shall unconditionally guarantee all of Parent’s and the Company’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth in the Indenture;
     WHEREAS, Section 9.1 of the Indenture provides that the Original Issuers and the Trustee may amend or supplement the Indenture in order to: (i) provide for the assumption of the Obligations of the Original Issuers or any Existing Guarantor to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of their assets and (ii) provide for additional Guarantors, in each case without the consent of the Holders of the Notes and in accordance with the terms of the Indenture; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the parties hereto necessary to make this Supplemental Indenture a valid instrument legally binding on each of the parties hereto, in accordance with its terms, have been duly done and performed.
     NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the parties hereto.
ARTICLE 2
     Section 2.01. Parent hereby becomes a party to and bound by all of the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, and hereby becomes an “Issuer” for all purposes under the Notes and the Indenture and liable for all Obligations of an “Issuer” thereunder, with the same force and effect as if Parent was originally named as an “Issuer” in the Indenture and as if Parent executed the Indenture on the date thereof.
     Section 2.02. Parent hereby becomes a party to and bound by all of the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, and hereby becomes an “Issuer” for all purposes under the Registration Rights Agreement and liable for all obligations of an “Issuer” thereunder, with the same force and effect as if Parent was originally named as an “Issuer” in the Registration Rights Agreement and as if Parent executed the Registration Rights Agreement on the date thereof.
     Section 2.03. For the avoidance of doubt, nothing herein shall or shall be deemed to modify or otherwise affect the obligations of the Company or the Existing Guarantors under the Notes, the Indenture or the Registration Rights Agreement, and the Company shall remain liable, jointly and severally with Parent, for all obligations of an “Issuer” thereunder.
ARTICLE 3
     Section 3.01. Each of the New Guarantors hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force

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and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.
ARTICLE 4
     Section 4.01. Except as specifically modified herein, the Indenture, the Notes and the Registration Rights Agreement are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
     Section 4.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
     Section 4.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     Section 4.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 4.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 4.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.
     Section 4.07. The recitals hereto are statements only of Parent, the Original Issuers, the Existing Guarantors and the New Guarantors and shall not be considered statements of or attributable to the Trustee.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PARENT: MOBILE MINI, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

COMPANY: MOBILE STORAGE GROUP, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

EXISTING GUARANTORS: A BETTER MOBILE STORAGE COMPANY
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE STORAGE GROUP (TEXAS), LP
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Supplemental Indenture to Mobile Storage Group, Inc. Indenture]

NEW GUARANTORS: MOBILE MINI OF OHIO LLC
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI, LLC (CA)
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI, LLC (DE)
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI I, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Supplemental Indenture to Mobile Storage Group, Inc. Indenture]

A ROYAL WOLF PORTABLE STORAGE, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

TEMPORARY MOBILE STORAGE, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

DELIVERY DESIGN SYSTEMS, INC.
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI TEXAS LIMITED PARTNERSHIP, LLP
By:	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to Supplemental Indenture to Mobile Storage Group, Inc. Indenture]

TRUSTEE: WELLS FARGO BANK, N.A., as Trustee
By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger
	Title:	Vice President
[Signature Page to Supplemental Indenture to Mobile Storage Group, Inc. Indenture]